                                                                    EXHIBIT 21.1
SUBSIDIARIES

Name                                               Jurisdiction of Incorporation
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NASSDA International Corporation                              California

NASSDA EUROPE*                                                France

NASSDA GmbH*                                                  Germany

NASSDA International Cayman Islands*                          Cayman Islands

Nassda International UK Limited*                              United Kingdom

Nassda International Corporation*                             Israel

*  A wholly owned subsidiary of NASSDA International Corporation